EXHIBIT 99.1

UNIVERSAL AMERICAN FINANCIAL CORP. WINS BID TO OFFER
2007 PART D DRUG COVERAGE IN 32 REGIONS

Plans qualify for auto assignment of dual eligibles in two new regions, and offer significantly lower premiums and coverage in the “donut hole”

Rye Brook, NY — October 9, 2006 — Universal American Financial Corp. (NASDAQ: UHCO) today announced the results of its 2007 bids to offer Medicare Part D prescription drug plans (PDPs) through its Prescription PathwaySM products, in partnership with PharmaCare Management Services, Inc. (PharmaCare), CVS Corporation’s (NYSE:CVS) pharmacy benefit management company.

The Centers for Medicare and Medicaid Services (CMS) approved Universal American’s bids to offer, through its insurance subsidiaries, prescription drug coverage in 32 of the 34 regions designated by CMS, excluding only regions 33 (Hawaii) and 34 (Alaska).  This will permit Universal American to continue to market Prescription Pathway in 2007 to Medicare eligibles residing in these regions.  In addition, Universal American is eligible to receive auto assignment of beneficiaries who are dually eligible for Medicare and Medicaid in 28 of the 32 CMS regions.  These regions include all of the 26 regions for which Universal American was eligible to receive auto assignment of dual-eligible beneficiaries in 2006, plus two new regions — regions 12 (Alabama and Tennessee) and 14 (Ohio).  PharmaCare will provide comprehensive pharmacy benefit management services to the Universal American companies in these regions.  CVS will assist in marketing Prescription Pathway products through its 6,200 CVS/pharmacy stores, subject to the CMS guidelines.  Universal American and PharmaCare also have joined with other retail partners to promote Universal American’s Prescription Pathway PDP products in the pharmacy areas of their stores.

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Universal American’s Prescription Pathway is a leading Medicare Part D plan with more than 440,000 members throughout the continental United States.  Since January 2006, Prescription Pathway has offered members an affordable way to protect themselves from high drug costs.

When the open enrollment period for 2007 begins on November 15, 2006, people eligible for Medicare will have access to Prescription Pathway’s Bronze, Gold and Platinum plans. All three plans offer affordable coverage for prescription drugs, with lower premiums and additional covered drugs compared to Prescription Pathway’s 2006 plans.  The Gold plan is for beneficiaries who seek value; with a $0 deductible, and premiums that are among the lowest in the country for comparable PDPs.  The Platinum plan offers beneficiaries coverage for generic drugs through the coverage gap, or “donut hole”, where beneficiaries are responsible for paying 100% of their drug costs.  As in 2006, members enrolling in a Prescription Pathway plan in 2007 will enjoy special value-added services, including the Health Advocate card offering 20% savings on CVS-brand products, such as CVS vitamins, over-the-counter drugs and other health and wellness items not covered by the Medicare drug program.

“We are delighted with our Prescription Pathway product offering for 2007,” said Richard Barasch, chairman and chief executive officer of Universal American.  “In this second year of the Medicare prescription drug program, we listened to what our customers and other Medicare beneficiaries said they wanted in their drug plans and responded with products that will offer better value through lower premiums, coverage in the donut hole, and more formulary drugs.  We also are pleased to be able to continue to serve the dual-eligible population for their drug coverage needs.”

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Universal American’s 2007 Prescription Pathway plans are offered by its insurance subsidiaries Pennsylvania Life Insurance Company and American Progressive Life and Health Insurance Company of New York.

Medicare beneficiaries may obtain more information about Universal American’s Prescription Pathway products by calling 1-800-978-9500 (TTY users call 1-866-222-3904) between 8 a.m. and 11 p.m. Eastern Time, seven days a week, or by visiting http://www.rxpathway.com.

Alliance with Arkansas Blue Cross/Blue Shield

Universal American continues its alliance with a PDP sponsored by Arkansas Blue Cross and Blue Shield for 2007, in which CHCS Services, Inc., our senior third party administrator, will provide all administrative services for this PDP in the Arkansas region.  PharmaCare will provide all pharmacy benefit management services. An insurance company subsidiary of Universal American will provide 33.3% reinsurance to this PDP.

The PDP sponsored by Arkansas Blue Cross and Blue Shield has submitted a bid that qualifies for automatic assignment of dual eligible and LIS beneficiaries.

About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.

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About PharmaCare Management Services, Inc.

PharmaCare is a wholly-owned subsidiary of CVS Corporation (NYSE:CVS). Founded on the principles of value, trust and integrity, PharmaCare is one of the largest pharmaceutical benefit managers in the country.  The company helps large employers, managed care organizations, insurance companies, unions and government agencies provide safe, cost effective prescription drug coverage for millions of Americans. PharmaCare’s comprehensive offerings include fully integrated, state-of-the art mail-service, one of the nation’s largest specialty pharmacies with a unique model that includes specialty mail services as well as 51 retail/clinic pharmacy locations, and a network of more than 56,800 pharmacies in all 50 states, and in nearly every city.  Additional information on PharmaCare can be found at www.pharmacare.com.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of Universal American (including, but not limited to, statements regarding our expectations of Universal American’s operating plans and strategies generally; statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and other lines of business, including the prediction of loss ratios and lapsation; the adequacy of reserves; our ability to institute future rate increases; expectations regarding our Part D program, including our estimates of membership, costs and revenues; future operating results and references to the estimate of the accretion from recent acquisitions) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and

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uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609